UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 14, 2020

____________________

FINJAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 University Avenue, Suite 600, East Palo Alto, CA		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FNJN	NASDAQ Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

Finjan Holdings, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders on July 14, 2020. At the Annual Meeting, three proposals were submitted to, and approved by, the Company’s stockholders. The proposals are described in more detail in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on June 1, 2020. Final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following Class 2 directors to serve three-year terms ending at the 2023 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, removal or resignation. The voting results are set forth below.

	For	Withheld	Broker Non-Vote
Alex Rogers	8,374,573	5,306,353	4,772,999
Glenn Daniel	8,305,530	5,375,396	4,772,999

Proposal 2

The Company’s stockholders ratified the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. The voting results are set forth below.

For	Against	Abstain	Broker Non-Vote
15,055,696	420,321	2,977,908	0

Proposal 3

The Company’s stockholders approved, on an advisory basis, the Company’s Executive Compensation. The voting results are set forth below.

For	Against	Abstain	Broker Non-Vote
9,813,455	1,145,255	2,722,216	4,772,999

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: July 15, 2020	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer